UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2012
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2012, Container Applications Limited (“CAL”), a wholly-owned subsidiary of CAI International, Inc. (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain institutional investors, pursuant to which CAL issued $103 million of its 4.90% Senior Secured Notes due September 13, 2022 (the “Notes”) to the investors in a private placement exempt from registration under the Securities Act of 1933, as amended.  The Notes are guaranteed by the Company and secured by certain assets of CAL and the Company.

The Notes bear interest at 4.9% per annum, due and payable semiannually on March 13th and September 13th of each year, commencing on March 13, 2013.  In addition, CAL is required to make certain principal payments on March 13th and September 13th of each year, commencing on March 13, 2013.  Any unpaid principal and interest is due and payable on September 13, 2022. The Note Purchase Agreement provides that CAL may prepay at any time all or any part of the Notes in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding, in either case at 100% of the amount to be prepaid plus the Make-Whole Amount (as defined in the Note Purchase Agreement).  In the event of a Change of Control (as defined in the Note Purchase Agreement), CAL is obligated to make an offer to prepay the Notes at 100% of the principal amount of the Notes, together with interest on such Notes accrued to the date of prepayment.  In such event, each holder of a Note will have the option to either accept or reject the prepayment offer, with a failure to timely respond being deemed a rejection.

The Note Purchase Agreement contains customary affirmative and negative covenants, representations and warranties, and events of default, which are subject to certain conditions and exceptions.  The Note Purchase Agreement also contains financial covenants that require the Company to maintain a total leverage ratio of no greater than 3.75 to 1.00, a fixed charge coverage ratio of not less than 1.20 to 1.00 and a borrowing base ratio of not less than 82.50% of the net book value of eligible equipment not subject to direct finance leases plus 85.00% of the net present value of direct finance lease receivables.

The foregoing summary does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Note Purchase Agreement which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Note Purchase Agreement, dated September 13, 2012, among Container Applications Limited, CAI International, Inc. and the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2012	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Note Purchase Agreement, dated September 13, 2012, among Container Applications Limited, CAI International, Inc. and the purchasers named therein.